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Exhibit 15.2



                    Acknowledgment of Independent Accountants



Stockholders and Board of Directors
OM Group, Inc.


We are aware of the incorporation by reference in the following Registration Statements of OM Group, Inc. of our report dated May 10, 2000, relating to the unaudited condensed consolidated interim financial statements of OM Group, Inc. which are included in its Form 10-Q for the quarter ended March 31, 2000.

Registration
Number            Description                                     Filing Date
------            -----------                                     -----------

33-74674          OM Group, Inc. Long-Term Incentive
                  Compensation Plan - Form S-8 Registration
                  Statement - 1,015,625 Shares                  January 27, 1994

333-7529          OMG Americas, Inc. Employees' Profit
                  Sharing Plan -- Form S-8 Registration
                  Statement -- 250,000 Shares                   July 3, 1996

333-7531          OM Group, Inc. Non-Employee Directors'
                  Equity Plan -- Form S-8 Registration
                  Statement -- 250,000 Shares                   July 3, 1996


Pursuant to Rule 436(c) of the Securities Act of 1933 our report is not a part of the registration statements prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.


                                                       /s/ Ernst & Young LLP
                                                       ---------------------
                                                       Ernst & Young LLP



Cleveland, Ohio
May 10, 2000



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